UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

MAWSON INFRASTRUCTURE GROUP INC.
(Name of Registrant as Specified In Its Charter)

THE ENDEAVOR INVESTOR GROUP: ENDEAVOR BLOCKCHAIN, LLC PM SQUARED, LLC JOSHUA KILGORE CODY SMITH PHIL STANLEY
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The Endeavor Investor Group intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other things, the election of one or more director nominees at the 2026 annual meeting of stockholders of Mawson Infrastructure Group Inc., a Delaware corporation.

On February 4, 2026, The Endeavor Investor Group issued the following press release.

FOR IMMEDIATE RELEASE

Endeavor Group Responds to Mawson Infrastructure Group’s Adoption of Stockholder Rights Plan

Rights Plan Further Disenfranchises Shareholders; Mawson’s Management is Focused on Entrenchment, Not Creating a Credible Path to Value Creation

FORT SMITH, AR – February 4, 2026 – The Endeavor Investor Group (together with its affiliates, “Endeavor” or “we”) today issued the following statement in response to Mawson Infrastructure Group Inc.’s (“Mawson” or the “Company”) announcement that its Board of Directors (the “Board”) has adopted a stockholder rights plan (the “Rights Plan”).  Endeavor also expressed its concerns with the Company’s recent dilutive actions that protect the Board and the Company’s management (“Management”) at the expense of shareholders.

“Mawson’s decision to implement the Rights Plan is yet another example of Management acting to entrench itself rather than address the Company’s persistent operational underperformance and destruction of shareholder value. This Rights Plan hurts shareholders by impeding constructive voices and shielding the current leadership team from accountability. Rather than take the necessary steps to fix Mawson, Management has instead engaged in financial engineering to dilute shareholders and preserve their own jobs. In fact, according to the figures cited in the Company’s filing reporting the adoption of the rights plan,1 there appear to be close to 5.3 million shares outstanding, a nearly quintupling of Company’s outstanding shares since its 10-Q filed in November.2 Shareholders are getting diluted at an exponential rate in a plan orchestrated and administered by Management. We are calling on the Company to address shareholders’ concerns and transparently discuss its capital plans – rather than fight its shareholders for seeking answers. Predictably, the Company’s stock price continues its decline on a nearly daily basis and is now worth a fraction of its value from just one year ago. Management’s actions and the Board’s failed oversight are unacceptable and no shareholder should stand for it.

Endeavor has a better way, which we outlined in our shareholder letter issued in January, which can be found here:

https://www.globenewswire.com/news-release/2026/01/22/3224218/0/en/A-Letter-to-the-Stockholders-of-Mawson-Infrastructure-Group-Inc.html

Endeavor firmly believes that Mawson’s shareholders deserve:

•	A Board that welcomes shareholder input rather than suppressing it
•	A credible strategy for business growth and stock price appreciation

1 Company 8-K filed on February 2, 2026.
2 Company 10-Q filed on November 14, 2025, Endeavor analysis.

•	Responsible capital allocation that stops unnecessary dilution
•	Transparency, accountability, and alignment with shareholder interests

We remain committed to engaging with fellow shareholders about the urgent need for change at Mawson and the importance of introducing new perspectives, stronger governance, and a disciplined approach to value creation. We encourage all Mawson shareholders to contact us for an open and honest dialogue.”

About Endeavor Investor Group
The Endeavor Investor Group (together with its affiliates, “Endeavor”) is an investment group focused on high-performance compute and digital asset infrastructure. Endeavor is comprised of Endeavor Blockchain, LLC, Big Digital Energy LLC, PM Squared, LLC, and certain associated individuals and entities, including Joshua Kilgore, Cody Smith, and Phil Stanley.

Through its affiliates, Endeavor has invested in and operates large-scale, energy-intensive compute and digital asset infrastructure across the United States, with experience in:
•	Developing and financing high-density compute and digital asset facilities;
•	Power procurement, grid interconnection, and regulatory strategy in diverse energy markets; and
•	Designing, building, and operating mission-critical infrastructure for digital assets and high-performance computing.

Investor contact:
Investor Relations
Samir Jain
Email: ir@big-digital.energy

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Endeavor Blockchain, LLC (“Endeavor Blockchain”), together with the other participants named herein (collectively, “Endeavor”), intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other things, the election of one or more director nominees at the 2026 annual meeting of stockholders of Mawson Infrastructure Group Inc., a Delaware corporation (“Mawson” or the “Company”).

ENDEAVOR STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO ENDEAVOR’S INVESTOR RELATIONS DEPARTMENT AT THE CONTACT INFORMATION SET FORTH ABOVE.

The participants in the proxy solicitation are anticipated to be Endeavor Blockchain, PM Squared, LLC (“PM2”), Joshua Kilgore, Cody Smith, Phil Stanley, and such other persons as may be identified in the proxy statement and any other proxy materials filed by Endeavor with the SEC (collectively, the “Participants”).

As of the close of business on February 3, 2026:

- Endeavor Blockchain beneficially owned directly 1,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

- PM2 beneficially owned directly 4,397 shares of Common Stock.

- Mr. Kilgore beneficially owned directly 8,000 shares of Common Stock.

- Mr. Smith beneficially owned directly 75,000 shares of Common Stock.

Through his 100% ownership of the membership interests in Endeavor Blockchain, LLC, Joshua Kilgore may be deemed to beneficially own an aggregate of 1,508,000 shares of Common Stock”. Through his 100% ownership of membership interests in PM Squared, LLC, Phil Stanley may be deemed to beneficially own an aggregate of 4,397 shares of Common Stock.  Each of the Participants disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein.

In the aggregate, as of the close of business on February 3, 2026, the Participants beneficially owned 1,587,397 shares of Common Stock.

Additional information regarding the Participants and their direct or indirect interests in the securities of the Company, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC by Endeavor in connection with the solicitation of proxies for the Company’s 2026 annual meeting of stockholders.